UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 27, 2014

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:           (718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Principal Officers

On February 27, 2014, the Registrant and its wholly owned subsidiary, The Dime Savings Bank of Williamsburgh (the "Bank"), appointed Michael P. Devine as Vice Chairman and President of both the Registrant and the Bank, and Kenneth J. Mahon as Senior Executive Vice President and Chief Operating Officer of both the Registrant and the Bank.
Prior to his appointment as Vice Chairman, Mr. Devine served as President of both the Registrant and the Bank since 1997, and as Chief Operating Officer of the Registrant since its inception and of the Bank since 1995.
Prior to his appointment as Chief Operating Officer, Mr. Mahon served as the Senior Executive Vice President of both the Registrant and the Bank since 2013, First Executive Vice President of both the Registrant and the Bank since 2008, and as the Chief Financial Officer of the Registrant since its inception and of the Bank since 1996.
Both Mr. Devine and Mr. Mahon will continue to serve as members of the Boards of Directors of the Registrant and the Bank.
A copy of the news release announcing these appointments is included as Exhibit 99 to this report.

Item 9.01.   Financial Statements and Exhibits.

          (d) Exhibits

Exhibit No.

99	Press release of the Registrant, dated February 27, 2014, announcing the appointments of Mr. Devine and Mr. Mahon.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DIME COMMUNITY BANCSHARES, INC.

By:	/s/ KENNETH J. MAHON
Kenneth J. Mahon
Senior Executive Vice President and Chief Operating Officer

Dated:  February 27, 2014

INDEX TO EXHIBITS

Exhibit Number

(99)	Press release of the Registrant, dated February 27, 2014, announcing the appointments of Mr. Devine and Mr. Mahon.